Dropbox Announces Fourth Quarter and Fiscal 2019 Results

Fourth Quarter Revenue of $446.0 Million, Up 19% Year-over-year
Net Cash Provided by Operating Activities of $186.8 Million and Free Cash Flow of $161.3 Million

Fiscal 2019 Revenue of $1.661 Billion, Up 19% Year-over-year
Net Cash Provided by Operating Activities of $528.5 Million and Free Cash Flow of $392.4 Million

The Board of Directors authorized Dropbox to repurchase up to $600 Million of its Class A shares

SAN FRANCISCO, Calif. - February 20, 2020 - Dropbox, Inc. (NASDAQ: DBX), the world's first smart workspace, today announced financial results for its fourth quarter and fiscal year ended December 31, 2019.

“Our strong Q4 marked the end of an exciting year for Dropbox as we launched our vision for the smart workspace,” said Dropbox Co-founder and Chief Executive Officer Drew Houston. “We closed the year with more than $1.6 billion in revenue, over 450,000 Dropbox business teams, and millions of people using our new foreground app that keeps Dropbox at the center of our users' workflows. Moving into 2020, I’m confident in the team we have on board and the opportunity ahead.”

Fourth Quarter Fiscal 2019 Results

•	Total revenue was $446.0 million, an increase of 19% from the same period last year. On a constant currency basis, year-over-year growth would have been 20%.(1)

•	Annual recurring revenue ended at $1.820 billion, an increase of 19% from the end of the prior year.(2)

•	Paying users ended at 14.3 million, as compared to 12.7 million as of the end of the prior year. Average revenue per paying user was $125.00, as compared to $119.61 for the same period last year.

•	GAAP gross margin was 76.5%, as compared to 74.9% in the same period last year. Non-GAAP gross margin was 77.6%, as compared to 75.7% in the same period last year.

•	GAAP operating margin was (1.5%), as compared to (3.2%) in the same period last year. Non-GAAP operating margin was 15.6%, as compared to 11.0% in the same period last year.

•	GAAP net loss was ($6.6) million, as compared to ($9.5) million in the same period last year. Non-GAAP net income was $67.4 million, as compared to $42.3 million in the same period last year.

•
Net cash provided by operating activities was $186.8 million, as compared to $123.7 million in the same period last year. Free cash flow was $161.3 million, as compared to $88.3 million in the same period last year.

•
GAAP basic and diluted net loss per share was ($0.02), as compared to ($0.02) in the same period last year. Non-GAAP diluted net income per share was $0.16, as compared to $0.10 in the same period last year.(3)

•	Cash, cash equivalents and short-term investments were $1.159 billion at the end of the fourth quarter of 2019, as compared to $1.089 billion at the end of the fourth quarter of last year.

Full Year Fiscal 2019 Results

•	Total revenue was $1.661 billion, an increase of 19% year over year. On a constant currency basis, year-over-year growth would have been 21%.(1)

•	Average revenue per paying user was $123.07, as compared to $117.64 in the prior year.

•	GAAP gross margin was 75.3%, as compared to 71.6% in the prior year. Non-GAAP gross margin was 76.4%, as compared to 75.1% in the prior year.

•	GAAP operating margin was (4.8%), as compared to (35.5%) in the prior year. Non-GAAP operating margin was 12.3%, as compared to 12.2% in the prior year.

•	GAAP net loss was ($52.7) million, as compared to ($484.9) million in the prior year. Non-GAAP net income was $207.0 million, as compared to $166.2 million in the prior year.

•	Net cash provided by operating activities was $528.5 million, as compared to $425.4 million in the prior year. Free cash flow was $392.4 million as compared to $362.4 million in the prior year.

•	GAAP basic and diluted net loss per share was ($0.13), as compared to ($1.35) in the prior year. Non-GAAP diluted net income per share was $0.50, as compared to $0.41 in the prior year.(4)

Share Repurchase Authorization

•
On February 19, 2020, the Board of Directors authorized the company to repurchase up to $600 million of its Class A shares. The repurchase is expected to be executed, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year.

(3) Non-GAAP diluted net income (loss) per share is calculated based upon 417.9 million and 416.3 million diluted weighted-average shares of common stock for the three months ended December 31, 2019 and 2018, respectively.

(4) Non-GAAP diluted net income (loss) per share is calculated based upon 416.6 million and 409.8 million diluted weighted-average shares of common stock for the fiscal year ended December 31, 2019 and 2018, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on our conference call, webcast, and on our investor relations website at investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its fourth quarter and fiscal 2019 financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (877) 300-7844 from the United States or (786) 815-8440 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the Dropbox investor relations website at investors.dropbox.com. Following the completion of the call, a telephonic replay will be available through 11:59 PM Eastern Time on February 27, 2020 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 3975989.

Other Upcoming Events

Drew Houston, Co-founder and Chief Executive Officer, and Ajay Vashee, Chief Financial Officer, will be presenting at the JMP Securities 2020 Technology Conference in San Francisco, CA, on Tuesday, February 25, 2020 at 2:30 p.m. PT. At that time, a live webcast will be accessible from the Dropbox investor relations website at http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

About Dropbox

Dropbox is the world's first smart workspace that helps people and teams focus on the work that matters. With more than 600 million registered users across 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has 12 offices around the world. For more information on our mission and products, visit dropbox.com

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, statements regarding Dropbox's strategies and new products and features, future financial and operational performance as well as trends in our business, the demand for and engagement with our platform and product features, and the benefits from new product experiences and acquisitions. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Dropbox has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users and increase our recurring revenue; (ii) our ability to attract new users or convert registered users to paying users; (iii) our revenue growth rate; (iv) our history of net losses and our ability to achieve or maintain profitability; (v) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (vi) significant disruption of service on our platform or loss of content; (vii) any decline in demand for our platform or for content collaboration solutions in general; (viii) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (ix) competition in our markets; (x) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products; (xi) our ability to manage our growth or plan for future growth; (xii) our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; and (xiii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended September 30, 2019. Additional information will be made available in our annual report on Form 10-K and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$446.0	$375.9	$1,661.3	$1,391.7
Cost of revenue(1)	104.9	94.4	411.0	394.7
Gross profit	341.1	281.5	1,250.3	997.0
Operating expenses(1):
Research and development	176.9	136.8	662.1	768.2
Sales and marketing	106.3	100.2	423.3	439.6
General and administrative	64.5	56.5	245.4	283.2
Total operating expenses	347.7	293.5	1,330.8	1,491.0
Loss from operations	(6.6)	(12.0)	(80.5)	(494.0)
Interest income (expense), net	2.6	3.9	12.5	7.1
Other income (expense), net	1.6	0.7	16.0	6.8
Loss before income taxes	(2.4)	(7.4)	(52.0)	(480.1)
Benefit from (provision for) income taxes	(4.2)	(2.1)	(0.7)	(4.8)
Net loss	$(6.6)	$(9.5)	$(52.7)	$(484.9)
Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.02)	$(0.13)	$(1.35)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	415.4	408.0	411.6	358.6

(1) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$4.0	$3.1	$15.8	$47.0
Research and development	40.5	29.2	147.6	368.2
Sales and marketing	7.8	5.9	31.4	94.3
General and administrative	17.0	15.3	66.4	140.6

Dropbox, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$551.3	$519.3
Short-term investments	607.7	570.0
Trade and other receivables, net	36.7	28.6
Prepaid expenses and other current assets	47.5	92.3
Total current assets	1,243.2	1,210.2
Property and equipment, net	445.3	310.6
Operating lease right-of-use asset	657.9	—
Intangible assets, net	47.4	14.7
Goodwill	234.5	96.5
Other assets	70.9	62.1
Total assets	$2,699.2	$1,694.1
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$40.7	$33.3
Accrued and other current liabilities	161.9	164.5
Accrued compensation and benefits	101.4	80.9
Operating lease liability	79.9	—
Finance lease obligation	76.7	73.8
Deferred revenue	554.2	485.0
Total current liabilities	1,014.8	837.5
Operating lease liability, non-current	711.9	—
Finance lease obligation, non-current	138.2	89.9
Other non-current liabilities(1)	25.9	89.9
Total liabilities	1,890.8	1,017.3
Stockholders' equity:
Additional paid-in-capital	2,531.3	2,337.5
Accumulated deficit	(1,726.2)	(1,659.5)
Accumulated other comprehensive income (loss)	3.3	(1.2)
Total stockholders' equity	808.4	676.8
Total liabilities and stockholders' equity	$2,699.2	$1,694.1

(1) As of December 31, 2018 the Company had non-current deferred rent of $81.0 million. As of December 31, 2019, deferred rent is now included in the determination of the Company's operating lease right-of-use asset due to the adoption of ASC 842.

Dropbox, Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash flow from operating activities
Net loss	$(6.6)	$(9.5)	$(52.7)	$(484.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	41.0	45.2	173.5	166.8
Stock-based compensation	69.3	53.5	261.2	650.1
Amortization of deferred commissions	4.8	3.6	17.5	12.1
Other	(2.6)	(1.0)	(16.6)	(1.9)
Changes in operating assets and liabilities:
Trade and other receivables, net	2.0	(0.3)	(7.5)	0.1
Prepaid expenses and other current assets	7.9	(0.6)	(18.2)	(47.9)
Other assets	19.4	(0.8)	61.2	(11.2)
Accounts payable	8.8	2.2	6.4	(1.7)
Accrued and other current liabilities	13.5	(0.3)	23.0	40.3
Accrued compensation and benefits	22.2	17.8	19.1	25.0
Deferred revenue	14.0	5.6	68.7	66.4
Non-current liabilities	(16.8)	8.3	(62.4)	12.2
Tenant improvement allowance reimbursement	9.9	—	55.3	—
Net cash provided by operating activities	186.8	123.7	528.5	425.4
Cash flow from investing activities
Capital expenditures	(25.5)	(35.4)	(136.1)	(63.0)
Purchase of intangible assets	—	(0.1)	(1.7)	(3.0)
Business combinations, net of cash acquired	(2.3)	—	(173.9)	—
Purchases of short-term investments	(192.7)	(186.1)	(775.4)	(850.4)
Proceeds from sales of short-term investments	115.1	9.6	456.1	71.2
Proceeds from maturities of short-term investments	58.1	110.5	294.8	212.4
Other	6.1	(3.3)	16.2	(1.0)
Net cash used in investing activities	(41.2)	(104.8)	(320.0)	(633.8)
Cash flow from financing activities
Proceeds from initial public offering and private placement, net of underwriters' discounts and commissions	—	—	—	746.6
Payments of deferred offering costs	—	—	—	(4.5)
Shares repurchased for tax withholdings on release of restricted stock	(18.3)	(25.2)	(85.4)	(351.9)
Proceeds from issuance of common stock, net of repurchases	0.2	16.4	2.2	26.2
Principal payments on finance lease obligations	(21.1)	(25.0)	(92.9)	(109.1)
Other	(0.2)	(0.4)	(0.6)	(6.5)
Net cash provided by (used in) financing activities	(39.4)	(34.2)	(176.7)	300.8
Effect of exchange rate changes on cash and cash equivalents	1.9	(1.6)	0.2	(3.1)
Change in cash and cash equivalents	108.1	(16.9)	32.0	89.3
Cash and cash equivalents—beginning of period	443.2	536.2	519.3	430.0
Cash and cash equivalents—end of period	$551.3	$519.3	$551.3	$519.3

Supplemental cash flow data:
Property and equipment acquired under finance leases	$37.1	$25.8	$144.1	$98.5

Dropbox, Inc.
Three months ended December 31, 2019
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$104.9	$(4.0)	$—	$(0.9)	$100.0
Cost of revenue margin	23.5%	(0.9)%	—%	(0.2)%	22.4%
Gross profit	341.1	4.0	—	0.9	346.0
Gross margin	76.5%	0.9%	—%	0.2%	77.6%
Research and development	176.9	(40.5)	(4.1)	—	132.3
Research and development margin	39.7%	(9.1)%	(0.9)%	—%	29.7%
Sales and marketing	106.3	(7.8)	—	(1.4)	97.1
Sales and marketing margin	23.8%	(1.7)%	—%	(0.3)%	21.8%
General and administrative	64.5	(17.0)	(0.4)	—	47.1
General and administrative margin	14.5%	(3.8)%	(0.1)%	—%	10.6%
Income (loss) from operations	$(6.6)	$69.3	$4.5	$2.3	$69.5
Operating margin	(1.5)%	15.5%	1.0%	0.5%	15.6%

Dropbox, Inc.
Three months ended December 31, 2018
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Non-GAAP
Cost of revenue	$94.4	$(3.1)	$91.3
Cost of revenue margin	25.1%	(0.8)%	24.3%
Gross profit	281.5	3.1	284.6
Gross margin	74.9%	0.8%	75.7%
Research and development	136.8	(29.2)	107.6
Research and development margin	36.4%	(7.8)%	28.6%
Sales and marketing	100.2	(5.9)	94.3
Sales and marketing margin	26.7%	(1.6)%	25.1%
General and administrative	56.5	(15.3)	41.2
General and administrative margin	15.0%	(4.0)%	11.0%
Income (loss) from operations	$(12.0)	$53.5	$41.5
Operating margin	(3.2)%	14.2%	11.0%

Dropbox, Inc.
Twelve Months Ended December 31, 2019
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$411.0	$(15.8)	$—	$(3.4)	$391.8
Cost of revenue margin	24.7%	(1.0)%	—%	(0.2)%	23.6%
Gross profit	1,250.3	15.8	—	3.4	1,269.5
Gross margin	75.3%	1.0%	—%	0.2%	76.4%
Research and development	662.1	(147.6)	(14.5)	—	500.0
Research and development margin	39.9%	(8.9)%	(0.9)%	—%	30.1%
Sales and marketing	423.3	(31.4)	—	(5.0)	386.9
Sales and marketing margin	25.5%	(1.9)%	—%	(0.3)%	23.3%
General and administrative	245.4	(66.4)	(1.4)	—	177.6
General and administrative margin	14.8%	(4.0)%	(0.1)%	—%	10.7%
Income (loss) from operations	$(80.5)	$261.2	$15.9	$8.4	$205.0
Operating margin	(4.8)%	15.7%	1.0%	0.5%	12.3%

Dropbox, Inc.
Twelve Months Ended December 31, 2018
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Employer payroll related to the release of two-tier RSUs	Non-GAAP
Cost of revenue	$394.7	$(47.0)	$(1.1)	$346.6
Cost of revenue margin	28.4%	(3.4)%	(0.1)%	24.9%
Gross profit	997.0	47.0	1.1	1,045.1
Gross margin	71.6%	3.4%	0.1%	75.1%
Research and development	768.2	(368.2)	(8.3)	391.7
Research and development margin	55.2%	(26.5)%	(0.6)%	28.1%
Sales and marketing	439.6	(94.3)	(2.2)	343.1
Sales and marketing margin	31.6%	(6.7)%	(0.2)%	24.7%
General and administrative	283.2	(140.6)	(2.3)	140.3
General and administrative margin	20.3%	(10.0)%	(0.2)%	10.1%
Income (loss) from operations	$(494.0)	$650.1	$13.9	$170.0
Operating margin	(35.5)%	46.7%	1.0%	12.2%

Dropbox, Inc.
Three and twelve months ended December 31, 2019 and 2018
Reconciliation of GAAP net loss to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP net loss	$(6.6)	$(9.5)	$(52.7)	$(484.9)
Stock-based compensation	69.3	53.5	261.2	650.1
Acquisition-related and other expenses	4.5	—	15.9	—
Amortization of acquired intangible assets	2.3	—	8.4	—
Net losses (gains) on equity investments	1.2	—	(4.5)	—
Employer payroll taxes related to the release of two-tier RSUs	—	—	—	13.9
Income tax effects of non-GAAP adjustments	(3.3)	(1.7)	(21.3)	(12.9)
Non-GAAP net income	$67.4	$42.3	$207.0	$166.2
Non-GAAP diluted net income per share	$0.16	$0.10	$0.50	$0.41
Weighted-average shares used to compute Non-GAAP diluted net income per share	417.9	416.3	416.6	409.8

Dropbox, Inc.
Three and twelve months ended December 31, 2019 and 2018
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Free cash flow reconciliation:
Net cash provided by operating activities	$186.8	$123.7	$528.5	$425.4
Less:
Capital expenditures	(25.5)	(35.4)	(136.1)	(63.0)
Free cash flow	$161.3	$88.3	$392.4	$362.4
Free cash flow margin	36.2%	23.5%	23.6%	26.0%
Supplemental disclosures:
Capital expenditures related to our new corporate headquarters, net of tenant improvement allowances(1)	$13.2	$28.2	$64.3	$32.9

(1) Capital expenditures include cash outflows related to the build-out of our new corporate headquarters in San Francisco, CA. Net cash provided by operating activities include tenant improvement allowances related to our new corporate headquarters, and represents cash received from our landlord to partially offset this build-out. These amounts are presented net in the table above.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: including revenues excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differs from GAAP in that it excludes stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and compensation expense for key acquired personnel, and employer payroll tax expense relating to the release of two-tier RSUs in connection with our initial public offering during the six months ended June 30, 2018. Non-GAAP net income also excludes net gains and losses on equity investments, and includes the income tax effect of the aforementioned adjustments, including the tax effects of acquired intangible assets. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. Non-GAAP diluted net income per share differs from GAAP diluted net loss per share in that the numerator utilizes the non-GAAP net income as described above, and the weighted average shares used in the computation include certain shares that are excluded from the GAAP diluted net loss per share calculation because their effect would have been anti-dilutive. In order to present revenue on a constant currency basis for the fiscal year and quarter ended December 31, 2019, Dropbox calculates constant currency growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term, and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures related to our new corporate headquarters, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include capital expenditures related to our new corporate headquarters, net of tenant improvement allowances. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Darren Yip
ir@dropbox.com
or
Media:
Tessa Chen
press@dropbox.com